Exhibit 4.14

English Translation

Supplement Agreement

to

Huangshan Panjie Investment Fund LLP Limited Partnership Agreement

June, 2019

Supplement Agreement to the Huangshan Panjie Investment Fund LLP Limited Partnership Agreement

The Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement was signed by the following partners on June 10, 2019 in Huangshan High-tech Industrial Development Zone (former Huangshan Economic Development Zone), Anhui, China:

New Limited Partner: Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd. (“New Limited Partner”)

General Partner: Huangshan Panjie Investment Management Co., Ltd. (“Huangshan Panjie”)

General Partner: Anhui GOHO Private Equity Management Co., Ltd. ("Anhui GOHO")

Limited Partner: Huangshan Development & Investment Corporation Ltd. (“HDI”)

Limited Partner: Shanghai Panjie Investment Co., Ltd. (“Shanghai Panjie”)

(The above "Huangshan Panjie", "Anhui GOHO", "HDI", and "Shanghai Panjie" are referred to as "existing partners")

WHEREAS:

1.       The existing partners signed the “Huangshan Panjie Investment Fund LLP Limited Partnership Agreement”( “Partnership Agreement”) on March 26, 2018 in the Huangshan Economic Development Zone (now Huangshan High-tech Industrial Development Zone), Anhui, China. They agreed to initiate the establishment of Huangshan Panjie Investment Fund LLP ("Fund").

2.       As a limited partner, HDI has subscribed additional 15 million yuan in the Fund, with the unanimous consent of all partners.

3.       Su Xuan Tang has signed the “Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement” (hereinafter referred to as “Agreement Admitting a New Partner”). The existing partners agree that Su Xuan Tang is a new limited partner of the Fund.

The partners to this agreement reached a supplementary agreement (hereinafter referred to as "this agreement") on the unfinished matters related to the "Partnership Agreement" and "Agreement Admitting a New Partner" through friendly negotiation as follows:

Article 1.	The existing partners agree that the Fund introduced Su Xuan Tang as a new limited partner (hereinafter referred to as "new partner") of the Fund. According to the “Agreement Admitting a New Partner” signed by the existing partners and the new partner under the “Partnership Agreement”, the new partner subscribed RMB 50 million.

Article 2.	The parties to this agreement agree to amend the Partnership Agreement. And the specific terms are changed as follows:

1. The original agreement in Section 3.1 of the Partnership Agreement is:

"3.1 Capital Contributions

3.1.1 The total capital contributions of the enterprise shall be RMB 51.01 million (Chinese capital amount: 伍仟壹佰零壹万元整). The enterprise can increase the capital and expand subscription scale with the unanimous consent of all the partners, which is subject to a separate supplementary agreement.

3.1.2 The specific capital contribution of each partner is set in Article 5.1 of this Agreement.”

Be amended to:

3.1 Capital Contributions

3.1.1 The total capital contributions of the enterprise shall be RMB 11,601 million (Chinese capital amount: 壹亿壹仟陆佰零壹万元整). The enterprise can increase the capital and expand subscription scale with the unanimous consent of all the partners, which is subject to a separate supplementary agreement.

3.1.2 The specific capital contribution of each partner is stipulated in the Supplemental Agreement to the Huangshan Panjie Investment Fund LLP Limited Partnership Agreement.”

2.       The original agreement in Section 4.1.2 of the Partnership Agreement is:

"4.1.2 The general partner contributions:

Huangshan Panjie Investment Management Co., Ltd. shall subscribe for a total of RMB 1 million in monetary terms, and the general partnership share of the partnership fund, accounting for 1.96% of the fund's total share.

Anhui GOHO Private Equity Management Co., Ltd. shall subscribe for a total of RMB 10,000 in monetary terms, and the general partnership share of the partnership fund, accounting for 0.02% of the fund's total share.”

Be amended to:

"4.1.2 The general partner contributions:

Huangshan Panjie Investment Management Co., Ltd. shall subscribe for a total of RMB 1 million in monetary terms, and the general partnership share of the partnership fund, accounting for 0.86% of the fund's total share.

Anhui GOHO Private Equity Management Co., Ltd. shall subscribe for a total of 10,000 yuan in monetary terms, and the general partnership share of the partnership fund, accounting for 0.01% of the fund's total share.”

3. The original agreement in Section 5.1 of the Partnership Agreement is:

"5.1 Limited Partners

The limited partners of the Fund are as follows:

Huangshan Development & Investment Corporation Ltd.: The residence is No. 50 Meilin Avenue, Huangshan Economic Development Zone. The legal representative is Guanghan Hu.HDI shall subscribe for 25 million yuan in monetary terms and the limited partnership share of the partnership fund, accounting for 49.01% of the fund's total share.

Shanghai Panjie Investment Co., Ltd.: The residence is Room 3082, Building 23, No. 1142, Kongjiang Road, Yangpu District, Shanghai. The legal representative is Renyong Li.Shanghai Panjie shall subscribe for 25 million yuan in monetary terms, and the limited partnership share of the partnership fund, accounting for 49.01% of the fund's total share.”

Now amended to:

"5.1 Limited Partners

The limited partners of the Fund are as follows:

Huangshan Development & Investment Corporation Ltd.: The residence is No. 50 Meilin Avenue, Huangshan Economic Development Zone. The legal representative is Guanghan Hu.HDI shall subscribe for 40 million yuan in monetary terms and the limited partnership share of the partnership fund, accounting for 34.48% of the fund's total share.

Shanghai Panjie Investment Co., Ltd.: The residence is Room 3082, Building 23, No. 1142, Kongjiang Road, Yangpu District, Shanghai. The legal representative is Renyong Li.Shanghai Panjie shall subscribe for 25 million yuan in monetary terms, and the limited partnership share of the partnership fund, accounting for 21.55% of the fund's total share.

Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd.: The residence is No. 178, Taibei East Road, Taidong Town, Taizhou, Jiangsu. The legal representative is Feng Zhou. Su Xuan Tang shall subscribe for 50 million yuan in monetary terms and the limited partnership share of the partnership fund, accounting for 43.10% of the fund’s total share. Su Xuan Tang shall subscribe RMB 25 million for the first capital contribution. And the remaining capital contribution of RMB 25 million will be made fully and on time, no later than October 31, 2019.”

Article 3.	The parties to this agreement agree that they will actively cooperate with the Fund to complete the statutory examination and approval filing procedures such as the admission of the new limited partner and the change of the existing limited partner's subscribed capital contribution. The agreement is effective and the share of the partnership is changed after the completion of the industrial and commercial registration. And the corresponding rights and obligations of the parties to the agreement will change accordingly as the partnership share.

Article 4.	Each party to this Agreement shall be responsible for the confidentiality of the business secrets of other parties during the negotiation, signing and execution of this Agreement. The parties hereto shall be responsible for the confidentiality of the business information of the enterprise that he or she has learned through the report and the annual meeting. However, for the purpose of this agreement, it shall be disclosed to lawyers, market makers and other intermediaries, or in accordance with the provisions of laws, regulations or regulatory authorities, or to the courts, arbitration tribunals, etc. to resolve disputes related to this agreement. And such disclosure will not be considered as breach of confidence.

Article 5.	The parties to this Agreement agree that the disputes arising from the implementation of the Partnership Agreement and this Agreement and the disputes between them shall be settled through friendly negotiation firstly by the relevant parties. If the settlement can’t be resolved by negotiation, each partner has the right to apply to the Huangshan Arbitration Commission for arbitration. The fees actually paid by the partner for arbitration (including but not limited to arbitration, reasonable attorney, appraisal, travel, evaluation and auction fees, etc.) shall be borne by the losing partner.

Article 6	This Agreement is a supplement to the "Partnership Agreement". Please follow this agreement if there are any absent, unclear or inconsistent matters in the "Partnership Agreement" and the terms’ changes. The matters not covered in this agreement shall be separately agreed by the parties in accordance with the “Partnership Agreement”.

Article 7	There are ten copies of this Agreement. Each parties hereto this agreement holds one copy. And one is used for the relevant industrial and commercial registration procedures. The rest are kept by the Fund. Each of them has the same legal effect.

Article 8	The Agreement comes into effect and terminates.

1. This Agreement shall be effective immediately upon the signature (seal) of the legal representative or authorized agent of the parties and official seals.

2.       The validity of this Agreement for any partner shall be passed to its heirs, successors, assignees, and agents.

3.       When this Agreement is revised, its revised version will become effective after the signing of all partners.

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Huangshan Panjie Investment Management Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Renyong Li (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Anhui GOHO Private Equity Management Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Qing Zhou (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Huangshan Development & Investment Corportation Ltd. (sealed)

Legal representative or authorized agent (signature): Yanan Wang (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Shanghai Panjie Investment Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Renyong Li (sealed)

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This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Feng Zhou (sealed)

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